UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

MAMAMANCINI’S HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-067116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25 Branca Road
East Rutherford, NJ 07073

(Address of Principal Executive Offices)

(201) 531-1212

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 29, 2015, MamaMancini’s Holdings, Inc. (the “Company”), Manatuck Hill Partners, LLC and Manatuck Hill Scout Fund LP (together, “Manatuck”) entered into a letter agreement (the “Manatuck Letter Agreement”) whereby the Company and Manatuck agreed to further extend the maturity date of the convertible redeemable debenture originally issued in favor of Manatuck on December 19, 2014 (as previously amended on April 9, 2015, the “Manatuck Debenture”) to December 19, 2016 (the “Maturity Date Extension”). In connection with the Maturity Date Extension, Manatuck agreed to forego an interest payment of $220,000, originally due on December 19, 2015, and such amount shall be added to the principal balance of the Manatuck Debenture. Among other consideration for the Maturity Date Extension, the Company agreed to (i) purchase 230,000 shares of the Company’s common stock currently owned by Manatuck for a purchase price of $0.65 per share, which shall be added to the principal balance of the Manatuck Debenture; and (ii) pay Manatuck an amendment fee of $170,500, which shall be added to the principal balance of the Manatuck Debenture.

The above descriptions of the Manatuck Debenture and the Manatuck Letter Agreement do not purport to be complete and are qualified in their entirety by the full text of the documents, filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Convertible Redeemable Debenture issued in favor of Manatuck Hill Partners, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed on December 22, 2014).

10.2	Letter Agreement dated October 29, 2015 by and between the Company and Manatuck Hill Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

Date: November 3, 2015	By:	/s/ Carl Wolf
	Name:	Carl Wolf
	Title:	Chief Executive Officer